United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 18, 2021

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2021, the Board of Directors of Cannae Holdings, Inc. (the “Company”) adopted a resolution to set the size of the Company’s Board of Directors at eleven and elected David Aung and Barry B. Moullet to serve on our Board of Directors. Mr. Aung will serve in Class I and Mr. Moullet will serve in Class II of our Board of Directors, and their terms will expire at the annual meetings of our shareholders to be held in 2021 and 2022, respectively. Mr. Aung and Mr. Moullet have been appointed to a Special Litigation Committee of our Board, with Mr. Moulett serving as Chair. The Special Litigation Committee was formed for the purpose of investigating and evaluating the claims and allegations asserted in a putative derivative action, asserting claims on behalf of the Company, captioned Oklahoma Firefighters Pension & Retirement System, derivatively on behalf of Cannae Holdings, Inc. v. William P. Foley, II, et al., and to make a determination as to how the Company should proceed with respect to such action and the claims and allegations asserted therein. Mr. Aung was also appointed to Cannae’s Corporate Governance and Nominating Committee of the Board and Mr. Moulett was appointed to Cannae’s Compensation Committee of the Board.
Mr. Aung serves as an Investment Officer at the City of San Jose Office of Retirement Services. Mr. Aung joined the City in July 2018. Mr. Aung helped develop venture capital strategy and is responsible for diligence on prospective venture capital managers and alternative venture opportunities and matters relating to risk management and fund performance reporting. Mr. Aung served as a Principal of KKR Credit’s Risk and Analytics Group from October 2010 to April 2017. Prior to that, Mr. Aung served in roles of increasing responsibility with Trust Company of the West from April 2005 to October 2010. Mr. Aung received his B.A. in Economics from the University of California Los Angeles and his M.S. in Financial Engineering from Claremont Graduate University.
Mr. Moullet has been the principal of BBM Executive Insights, LLC, a consulting firm specializing in the optimization of various supply chain management activities for foodservice clients, since June 2012. Mr. Moullet also served as Chief Supply Chain Officer and as a consultant for Focus Brands Inc. from January 2013 through July 2014. He served in various executive roles with Darden Restaurants Inc. from 1996 until 2012. Prior to his tenure with Darden Restaurants, Mr. Moullet’s previous roles include Vice President of Purchasing for Restaurant Services Inc. and Vice President of Purchasing for Kentucky Fried Chicken. Mr. Moullet received a B.S. in a double major of Chemistry and Marketing from the University of Wisconsin and his M.B.A. with an emphasis in Finance from the College of St. Thomas.Mr. Moullet also serves on the boards of directors of CiCi’s Pizza and RockSpoon Inc., both privately held companies. He is an Advisory Board Member and guest speaker for Cornell University’s School of Hotel Administration and is a member of the University of Wisconsin – Eau Claire Foundation Board.
Neither Mr. Aung nor Mr. Moullet is a party to any related party transactions with the Company. They will receive customary compensation paid to our non-employee directors.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	February 19, 2021	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary